Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

THRESHOLD PHARMACEUTICALS, INC.

Threshold Pharmaceuticals, Inc., a corporation, organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 17, 2001.

2. A Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of Delaware on February 6, 2002.

3. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 14, 2003.

4. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 26, 2005.

5. The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 to those stockholders who did not approve the Amended and Restated Certificate of Incorporation by written consent.

6. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Threshold Pharmaceuticals, Inc. has caused this Certificate to be signed by the Chief Financial Officer this 9th day of February, 2005.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Janet I. Swearson
Janet I. Swearson, Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THRESHOLD PHARMACEUTICALS, INC.

FIRST

The name of the Corporation is Threshold Pharmaceuticals, Inc.

SECOND

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,000,000, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any

Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

FIFTH

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

E. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with this Sections C, D and E of this Article Fifth.

SIXTH

A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation’s first annual meeting of stockholders following the first sale of the Corporation’s Common Stock pursuant to a firmly underwritten registered public offering (the “IPO”), the term of office of the second class to expire at the Corporation’s second annual meeting of stockholders following the IPO and the term of office of the third class to expire at the Corporation’s third annual meeting of stockholders following the IPO, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election and with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

D. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article Sixth.

SEVENTH

The board of directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the bylaws of the Corporation. In addition to the requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision thereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding stock shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article Seventh.

EIGHTH

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

CERTIFICATE OF DESIGNATIONS

OF RIGHTS, POWERS AND PREFERENCES OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

THRESHOLD PHARMACEUTICALS, INC.

Pursuant to Section 151(g) and Section 103 of the General Corporation Law of the State of Delaware, I, Harold E. Selick, the Chief Executive Officer, of Threshold Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware hereby certify:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors, on August 8, 2006 adopted the following resolution creating a series of shares of Preferred Stock designated as Series A Participating Preferred Stock:

“RESOLVED: that pursuant to the authority vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation (the “Restated Certificate”), the Board of Directors does hereby provide for the issue of a series of Preferred Shares, $0.001 par value, of the Corporation, to be designated “Series A Participating Preferred Stock”, initially consisting of Two Hundred Thousand (200,000) shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Restated Certificate, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Certificate shall be deemed to have the meanings provided therein):

1. Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock”, par value $0.001 per share, and the number of shares constituting such series shall be Two Hundred Thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number of shares less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.

2. Dividends and Distributions.

(A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after August 8, 2006 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Restated Certificate, or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock, and any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 2 hereof.

(B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate, or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $1,000 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the “Series A Liquidation Preference”). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

9. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner, including by merger or consolidation, which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting together as a single class.

11. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.”

Executed this 9th day of August, 2006.

/s/ Harold E. Selick
Harold E. Selick
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THRESHOLD PHARMACEUTICALS, INC.

The undersigned, Dr. Harold E. Selick, hereby certifies that:

1. He is the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 17, 2001.

3. Article Fourth, Paragraph A of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,000,000, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

On August 20, 2008, at 12:01 a.m. EST (the “Effective Time”), each six shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one share of the Corporation’s Common Stock, automatically and without any action on the part of the respective holders thereof (the “Reverse Stock Split”). No fractional shares shall be issued in the Reverse Stock Split. In lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable in the Reverse Stock Split shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of such fractional shares. The transfer agent shall sell all of the fractional interests as soon as practicable after the Effective Time on the basis of the prevailing market prices on the open market on behalf of such holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Redwood City, California on August 18, 2008.

/s/ Dr. Harold E. Selick
Dr. Harold E. Selick
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THRESHOLD PHARMACEUTICALS, INC.

The undersigned, Dr. Harold E. Selick, hereby certifies that:

1. He is the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 17, 2001.

3. Article Fourth, Paragraph A of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,000,000, consisting of 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Redwood City, California on May 25, 2010.

/s/ Harold E. Selick
Dr. Harold E. Selick
Chief Executive Officer